Agreement
     This  AGREEMENT, made as of the 15th day of February, 2000 by and between a
                                     ----        --------  ----
Merlin Software corporation with principal offices at ("VENDOR") and Ebiz Enterprizes, Inc. ("Ebiz") DBA "TheLinuxStore.com".

                                   WITNESSETH

WHEREAS, Ebiz desires to purchase certain Products from VENDOR from time to time; and

WHEREAS, VENDOR desires to sell certain Products to Ebiz in accordance with the terms and conditions set forth in this Agreement; and

WHEREAS, VENDOR desires to appoint Ebiz as its distributor to market, sell and distribute the Products via the internet and direct sales force;

NOW, THEREFORE, by reason of the premises and in consideration of the mutual covenants hereinafter set forth, and other good and valuable consideration, the parties hereby agree as follows:

1.     APPOINTMENT  AND  AUTHORITY  OF  DISTRIBUTOR

(a) Appointment. Subject to the terms and conditions set forth herein, VENDOR hereby appoints Ebiz as an authorized (exclusive/non-exclusive) Distributor for the Products, and Ebiz hereby accepts such appointment.

     (b) Independent Contractors. The relationship of VENDOR and Ebiz established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (I) give either party the power to direct and control the day-to-day activities of the other, or (ii) allow either party to create or assume any obligation on behalf of the other for any purpose whatsoever.

2.     TERMS  OF  PURCHASE  OF  PRODUCTS  BY  DISTRIBUTOR

     (a) Terms and Conditions. All purchases of Products by Ebiz from VENDOR during the term of this Agreement shall be subject to the terms and conditions of this agreement, except as otherwise agreed to in writing signed by the party against whom the enforcement thereof is sought.

     (b) Prices. The purchase price to Ebiz for each of the Products ("Purchase Price") shall be as set forth in Exhibit "A" attached hereto or as otherwise agreed upon by the parties, and may be confirmed at the time of order. Ebiz shall not be bound by any of VENDOR's suggested prices.

     (c) Most Favoured Pricing and Terms. VENDOR represents that the pricing, terms and conditions set forth in Manufacturer's current price represents VENDOR's most favorable pricing offered to any other parties purchasing similar quantities of the Product.

VENDOR has the right at any time to revise the prices in Exhibit "A" with thirty
(30) days advance written notice to Ebiz; provided, however, that such adjusted pricing will continue to represent the most favorable pricing available from VENDOR for similar distributors. VENDOR further guarantees that Ebiz shall be entitled to the best available net pricing of any VENDOR-sponsored price discounts, promotional discounts or other special prices and programs for similar distributors.

     (d) Price Protection. VENDOR shall grant to Ebiz a retroactive price credit for the full amount of any VENDOR price decrease on all Products purchased within sixty (60) days of shipment, on order, in transit on the effective date of such price decrease. Ebiz shall, within sixty (60) days after receiving written notice of the effective date of the price decrease, provide a list of all Products for which it claims a credit. VENDOR shall have the right to a reasonable audit at VENDOR's expense unless such audit discloses a discrepancy in Ebiz's favor, in which case Ebiz pays for the audit. All orders scheduled for shipment or in transit to Ebiz at the time of notice of the price decrease shall be adjusted to the decreased price.

     (e) Price Increase. VENDOR shall have the right to increase prices from time to time, upon written notice to Ebiz not less than sixty (60) days prior to the effective date of such increase.

Payment. Except as otherwise set forth herein, any undisputed sum due to Vendor pursuant to this Agreement shall be payable as follows: net thirty (30) days after the invoice receipt. Interest will be charged at 18% per annum on late payments. VENDOR shall invoice Ebiz no earlier than the applicable shipping date for the Products covered by such invoice. The due date for payment shall be extended during any time the parties have a bona fide dispute concerning such payment. Notwithstanding anything herein to the contrary, for the initial order only, payment terms shall be net 90 days and Ebiz may return any of the initial order for full credit.

(g) Cancellation and/or Reschedule of Orders. Ebiz may cancel and/or reschedule any shipment of Product upon payment of Vendor's then standard charges for such cancellation or rescheduling charge. Notwithstanding the foregoing sentence, Ebiz may not after or cancel any Purchase Order for Customized Products after such time as the Products have been altered to a point where such Products are no longer capable of resale by VENDOR after reasonable efforts.

     (h) Product Allocation. VENDOR reserves the right to allocate its inventory of Products in such a manner as it may determine, provided, however, VENDOR agrees that it will use reasonable commercial efforts to provide Ebiz with Product on a percentage equal to the same percentage as VENDOR's like customers purchasing like volume of same Products.

3.     DELIVERY  AND  ACCEPTANCE  OF  PRODUCTS

(a) Delivery. VENDOR shall use reasonable commercial efforts to deliver the Products to Ebiz at the location shown and on the delivery date set forth in the applicable

Purchase Order or as otherwise agreed upon by the patties. Charges for transportation of the Products shall be paid by VENDOR.

     (b) Title and Risk of Loss. FOB, Ebiz dock to include state and country Title to Products shall pass to Ebiz at the time that the Products are delivered to a Ebiz warehouse. All risk of loss or damage to the Products shall be borne by VENDOR until delivery of such Products to the Ebiz warehouse. Title to the Products remains with VENDOR until purchase price paid in full. Ebiz grants a security interest in the Products and all proceeds to VENDOR to secure fulfillment of Ebiz's obligations.

     (c) Acceptance. Ebiz shall, within three business days of delivery, accept each Product on the date (the "Acceptance Date") when such Products and all necessary documentation are delivered to Ebiz in accordance with the Purchase Order and the Product specifications. Any Products not ordered or not otherwise in accordance with the Purchase Order, mis-shipments or over shipments will be returned to VENDOR at VENDOR's expense (including without limitation costs of shipment or storage) and shall promptly refund to Ebiz all monies received by VENDOR in respect to such Products. Failure to advise VENDOR of any such returns within such three day period, will be deemed to be accepted.

     (d) Promotion and Advertising. Ebiz will participate in the advertising and promotion of VENDOR's Products. Ebiz shall take all reasonable and necessary action to satisfy the demand for Products and attempt to increase the demand for Products by servicing customer accounts with reasonable frequency, soliciting new customer accounts and cooperating in VENDOR's advertising and sales promotional programs.

4.     ADDITIONAL  OBLIGATIONS  OF  VENDOR

     (a) Materials. Upon the execution of this Agreement, at VENDOR's expense, VENDOR shall provide Ebiz with up to 500 copies of its brochures, instructional material, advertising literature, and other data for the Products. A like quantity of said materials shall be provided to Ebiz, at VENDOR's expense, for any new products added to the Products over the term of this Agreement. Additional reasonable quantities of said materials shall be available to Ebiz upon request.

     (b) Training. VENDOR will not provide training but will provide initial support to Ebiz and annual support to the end user.

     (c) Market Development Funds/Cooperative Advertising. To assist Ebiz in advertising and promoting the Products, VENDOR will accrue into a special co-op advertising fund two (2%) percent of the net sales dollars received by VENDOR from Ebiz each month. Amounts in such fund may be used by Ebiz in connection with advertising and other promotional efforts approved b3, both VENDOR and Ebiz.

     Trade Shows. In the event of any national or regional trade show, VENDOR shall allow reasonable access to Ebiz to VENDOR's trade booths and demonstration stands for the purpose of promoting Ebiz's status as an authorized distributor of VENDOR's Products. In addition, Ebiz shall have the tight to distribute, in VENDOR's trade booths and demonstration stands at such trade shows, brochures, pamphlets and like literature identifying Ebiz as an authorized distributor of VENDOR's Products. Such literature shall be submitted to VENDOR for prior approval.

5.     REPLACEMENTS  AND  RETURNS

     (b) Discontinued or Obsolete Products. VENDOR reserves the tight to discontinue the manufacture or sale of or otherwise tender or treat as obsolete any or all of the Products coveted by this Agreement upon at least thirty (30) days prior notice. Ebiz may, in its discretion, within twenty (20) business days following receipt of such notice, notify VENDOR in writing of its intention to return any or all Products so discontinued or rendered obsolete which remain in Ebiz's inventory, and shall receive a credit for such Products equal to the purchase price paid by Ebiz for the same less an amount equal to 15% of the original price paid as VENDOR's restocking charge, provided that said Products are returned within sixty (60) days of the date of Ebiz's receipt of VENDOR's Return Material Authorization. Ebiz shall pay all freight, shipping and insurance charges for all such returns.

     (c) Introduction of New Products. VENDOR shall give Ebiz at least ninety (90) days prior notice of the introduction of any new Products including, but not limited to replacement Products, new releases, enhancements or versions of existing Products that preclude or materially limit Ebiz from selling any Products in its inventory. VENDOR shall make such Product available to Ebiz for distribution no later than the date it is first introduced in the marketplace to its similar distributors.

     (d) Defective Product- In the event any Products are received in a defective condition or not in accordance with VENDOR's published specifications or the documentation relating to such Products, Ebiz may return the Products for full Credit. Product shall be deemed defective if the Product, or any portion of the Product, fails to operate properly on initial "burn in", boot, or use as applicable. Ebiz shall have the tight to return any such Products that are returned to Ebiz from its Customers or End-Users within sixty (60) days from the Product's initial delivery date to the End User.

     Return Material Authorization/Credit Memorandums. A return material authorization shall be issued by VENDOR within forty-eight (48) hours of any request for the same by Ebiz when required in connection with any return under this Agreement. VENDOR shall issue credit memos to Ebiz within thirty (30) days upon receipt of documentation evidencing DOA/RMA returns, defective Product returns, price protection, advertising credits or other charges due Ebiz. Ebiz reserves the tight to set-off or charge VENDOR for the full amount due in the event VENDOR fails to issue the credit memo within such thirty (30) day period.

6.     WARRANTY

     (a) Warranty. VENDOR hereby represents and warrants that the Products conform in all respects to the express product warranties provided to the end user. VENDOR shall extend to Ebiz and each Customer of Ebiz the same warranties and indemnifications with respect to Products purchased and resold hereunder as VENDOR extends to its own end user customers. The term of warranties and indemnities extended by VENDOR to an End User shall commence upon delivery of the Product to the End User.

     (b) No Other Warranty. VENDOR has made expressed warranties in this Agreement and in documentation, promotional and advertising materials. EXCEPT AS SET FORTH HEREIN OR THEREIN, VENDOR DISCLAIMS ALL EXPRESS OR IMPLIED WARRANTIES AND CONDITIONS WITH REGARD TO THE PRODUCTS, INCLUDING, WITHOUT LIMITATION ALL IMPLIED WARRANTIES AND CONDITIONS OF DURABILITY, MERCHANTABILITY AND FITNESS FOR PURPOSE.

7.     INTELLECRUAL  PROPERTY  INDEMNITY

     VENDOR agrees, TO INDEMNIFY Ebiz for any damage and costs awarded by a competent court with appropriate jurisdiction in a final, non-appealable judgement as a result of a successful claim that the software, under normal use, infringes a valid patent issued prior to the date of this Agreement, or infringes a valid copyright, trademark, or trade secret obligation of VENDOR, provided that VENDOR is promptly notified of any such claim, given reasonable assistance from Ebiz and permitted the exclusive control of the defense. VENDOR shall have no liability for settlements incurred without its consent. Should
Ebiz's use of any such Products or any part thereof as contemplated herein be enjoined, or in the event that VENDOR desires to minimize its liability hereunder, VENDOR will, at its option and expense, either (i) substitute equivalent non-infringing Products for the infringing item, (ii) modify the infringing item so that it no longer infringes but remains equivalent, or (iii) obtain for Ebiz the tight to continue using such item. If none of the foregoing is feasible, VENDOR will refund to Ebiz the purchase price, plus shipping costs paid by Ebiz for the infringing Products. The foregoing indemnity shall not apply if and to the extent that an alleged infringement arises from the combination of any Product with products or equipment not supplied by VENDOR, or the alteration or modification of the Product is made by other than VENDOR.

8.     PROPRIETARY  RIGHTS

     (a) Confidential Information. VENDOR and Ebiz each agree with the other that it shall not use in any way or disclose to any other person or entity any information relating to the business, customers, financial affairs or condition of business methods of the other which shall become discernible or available to it in any way by virtue of the dealings between the parties whether or not specifically identified as being secret or confidential. All information about the Products that is not in the public domain is confidential information of VENDOR. Neither patty shall use or disclose such information during the term of this Agreement other than in the performance of its duties Hereunder and shall not make any use of or disclose such information after termination of this Agreement. Each party shall have the right, without the necessity of posting a bond, to have injunctive relief against any actual or threatened breach by either party of this Section 12. During the term of this Agreement, VENDOR agrees not to solicit or hire any of Ebiz's employees within one (1) year after the employee has left the employ of Ebiz and, Ebiz agrees not to solicit or hire any of the VENDOR's employees within one (1) year after the employee has left the employ of the VENDOR. On termination, all confidential information will be returned.

9.     TERM  AND  TERMINATION

     (a) Term. This Agreement shall be deemed effective upon the date hereof and shall continue for a period of one (1) year. Thereafter, this Agreement shall renew automatically for successive one year additional terms unless either party elects, by written notice to the other no less than ninety
(90) days prior to the expiration date of the then current term, to permit this Agreement to expire.

**Section (b) is contradictory. I have underlined and used italics the contradictions, and request that you explain this section.

     (b) Termination for Convenience. Anything to the contrary in this Agreement notwithstanding, this Agreement may be canceled without penalty by either party for any reason or no reason, by giving the other party prior written notice thirty (30) days in advance. Any such written notice shall specifically detail the "material breach of any provision of this Agreement and allow the defaulting party to cure such breach within thirty (30) days of receipt-of said written notice.

     (c) Termination for Insolvency or Bankruptcy. Either party may immediately terminate this Agreement and any purchase order by giving written notice to the other party in the event of (i) the liquidation or insolvency of the other patty, (ii) the appointment of a receiver or similar officer for the other patty, (iii) an assignment by the other party for the benefit of an or substantially all of its credits, (iv) entry by the other party into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, or (v) the filing of a meritorious petition in bankruptcy by or against the other party 'Under any bankruptcy or debtor's law for its relief or reorganization.

     (d) Return of Materials. All trademarks, trade names, patents, copyrights, designs, drawings, formulas or other data, photographs, samples, literature and sales aids of every kind shall remain the property of VENDOR, within thirty (30) days after the termination of the Agreement, Ebiz shall prepare all such items in its possession for shipment, as VENDOR may direct, at VENDOR's expense. Effective upon the termination of this Agreement, Ebiz shall cease to use all trademarks, marks, and trade-names of VENDOR; provided, however, that Ebiz shall have the tight to use all trademarks, marks and trade names of the VENDOR in connection with those Products in Ebiz's inventory on the effective date of termination and which VENDOR has not repurchased pursuant to the provisions of Section 9(e) below.

(e)     Return  of  Inventory/Refund  of  MDF/Cooperative  Advertising  Funds

(i) Upon termination or expiration of this Agreement, by either patty, VENDOR may, at option, repurchase from Ebiz within thirty (30) days after the effective date of termination all Products in Ebiz's inventory at Ebiz's original purchase price. VENDOR shall pay all freight and shipping charges in connection with such repurchases.

(ii) Notwithstanding the foregoing, VENDOR shall be required to accept. only those Products displayed for Purposes of demonstration, Product with a return merchandise authorization number issued by VENDOR and those Products which are in their original factory sealed packages.

(iii) Payment of the repurchase price as hereinabove provided shall be made by VENDOR to Ebiz either by: (a) issuance to the Ebiz of a credit corresponding to the repurchase price to be applied to the reduction of any indebtedness of the Ebiz to VENDOR or (b) if the repurchase price and refund shall exceed the then current indebtedness of the Ebiz to VENDOR, by Payment of such excess to the Ebiz within ten (10) days after the delivery of said Products to VENDOR. Special order or Customized Products shall not be eligible for repurchase pursuant to this section.

10.     GENERAL  PROVISIONS

     (a) Governing Law and Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of Arizona and the Courts of Arizona shall have nonexclusive jurisdiction and venue to adjudicate any dispute arising out of this Agreement.

     (b) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the party to be charged.

(c) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be sent by prepaid registered or certified mail, return receipt requested, and receipt thereof shall be deemed to be two (2) days from date postmarked.

(d) Force Majeure. Non-performance of either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, or any other reason excluding the lack of financial resources of the non-performing parties where failure to perform is beyond the reasonable control of and is not caused by the negligence of the non-performing party.

(e) Assignment. Neither party may transfer or assign their rights or obligations under this Agreement without the prior written consent of the other party. Such consent shall not be unreasonably withheld. Subject to the foregoing restrictions, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

     (f) Severability. If any provision of this Agreement is held invalid by any law, sale, order or regulation of any government, or by the final determination of any state or federal court, such invalidity shall not affect the enforceability of any other provisions not held to be invalid.

     (g) Legal/Expenses. The prevailing party in any legal action brought by one party against the other and arising out of the remedies it may have, to reimbursement for its expenses, including court costs and reasonable attorneys' fees.

     (h)     Counterparts.   This  Agreement  may  be  executed  in  two or more
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This Agreement may be executed and forwarded via telefacsimile.

(i) Remedies. All remedies set forth in this Agreement shall be cumulative and in addition to an not in lieu of any other remedies available to either party at law in equity or otherwise, and may be enforced concurrently or from time to time.

     (j) Time of Performance. Time is hereby expressly made of the essence with respect to each and every term and provision of this Agreement.

     (k) Survival of Terms. Termination or expiration of this Agreement for any reason shall not release either party from any liabilities or obligations set forth in this Agreement which (i) the parties have expressly agreed shall survive any such termination or expiration, or (ii) remain to be performed or by their nature would be intended to be applicable following any such termination or expiration.

IN WITNESS WHEREOF, the parties have each caused this Agreement to be signed and delivered by its duly authorized officer or representative as of the Effective Date.
The  Linux  Store                     EBIZ  ENTERPRISES,  INC
-------------------
(VENDOR)

By: /s/ Stephen  C.  Herman           By:
--------------------------

     Stephen  C.  Herman
    ---------------------
     (Print  Name)                    (Print  Name)

Title:     President                  Title:
           -----------

Date:      2/14/2000           Date:
          -----------

                                   Schedule A

Software     PerfectBACKUP+  6.2  and the following versions released during the term  of  this  Agreement.

Term     12  months  with  automatic  renewal

Ebiz  cost  per  Product     50%  from  Vendor's retail price.  Vendor's current
retail  price  is  $89US  +  $15  shipping  &  handling

Training  Fees     N/A

Technical  Support     Vendor  will  provide  Support  to  all purchasers of the
Product